UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 23, 2012

Date of Report (Date of earliest event reported)

Actuate Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-24607	94-3193197
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2207 Bridgepointe Parkway

Suite 500

San Mateo, California 94404

(Address of principal executive offices)(Zip Code)

(650) 645-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Shareholders of Actuate Corporation (“Actuate”) was held on May 23, 2012.

(b)	The results of the matters submitted to a shareholder vote at the annual meeting were as follows:

1. Election of Directors: Our shareholders re-elected the following seven (7) directors to each serve a one-year term expiring on the date of the 2013 annual meeting of shareholders or until his or her successor has been duly chosen and qualified.

	For	Withheld	Broker Non-Votes
Peter I. Cittadini	35,180,284	655,384	7,989,455
Arthur C. Patterson	35,184,922	650,746	7,989,455
Kenneth E. Marshall	33,656,817	2,178,851	7,989,455
Raymond L. Ocampo Jr.	35,510,170	325,498	7,989,455
Timothy B. Yeaton	35,514,400	321,268	7,989,455
Nicolas C. Nierenberg	35,163,462	672,206	7,989,455
Steven D. Whiteman	34,936,958	898,710	7,989,455

2. Advisory Vote on Executive Compensation Matters (Say on Pay): Our shareholders approved the say on pay proposal.

For	Against	Abstain	Broker Non-Votes
32,923,931	2,877,185	34,552	7,989,455

3. Ratification of Appointment of Independent Registered Public Accounting Firm: Our shareholders ratified the selection of Grant Thornton, LLP as our independent auditors for the year ended December 31, 2012.

For	Against	Abstain
43,736,896	19,717	68,510

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Actuate Corporation

Date: May 24, 2012	By:	/s/ Peter I. Cittadini
Name: Peter I. Cittadini
Title: President and Chief Executive Officer